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                                                                     Exhibit 4.5

                                                                  EXECUTION COPY

                       ADDITIONAL SUPPLEMENTAL INDENTURE

     ADDITIONAL SUPPLEMENTAL INDENTURE (this "ADDITIONAL SUPPLEMENTAL INDENTURE"), dated as of December 18, 2002, among Owens-Brockway Glass Container Inc., a Delaware corporation (the "COMPANY"), the Guarantors (as defined in the Indenture) and U.S. Bank National Association, a national banking association, as trustee (the "TRUSTEE").

                              W I T N E S S E T H

     WHEREAS, the Company has executed and delivered to the Trustee the Third Supplemental Indenture (the "ORIGINAL SUPPLEMENTAL INDENTURE"), dated as of November 13, 2002, a supplement to an indenture (the "INDENTURE"), dated as of January 24, 2002, among the Company, the Guarantors and the Trustee, pursuant to which the Company issued $450,000,000 aggregate principal amount of its 8 3/4% Senior Secured Notes due 2012 (the "INITIAL NOTES");

     WHEREAS, Section 2.01 of the Indenture provides for the future issuance, from time to time, by the Company of Additional Securities (the "ADDITIONAL NOTES") as part of the same series as the Initial Notes and the Original Supplemental Indenture provides for an unlimited aggregate principal amount of Initial Notes which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, the Company now desires to issue Additional Notes in an aggregate principal amount of $175,000,000 (the "NEW NOTES");

     WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee without the consent of any holder of any Securities to, INTER ALIA, establish the terms of any Securities as permitted by Section 2.01 of the Indenture, PROVIDED certain conditions are met;

     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Additional Supplemental Indenture have been satisfied; and

     WHEREAS, all things necessary to make this Additional Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Original Supplemental Indenture and the Indenture have been done.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and proportionate benefit of all holders of the New Notes, that the Indenture and the Original Supplemental Indenture are supplemented and amended, to the extent and for the purposes expressed herein, as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Supplemental Indenture.

     2. ISSUANCE OF ADDITIONAL NOTES. (a) The issuance under the Original Supplemental Indenture of the New Notes is hereby authorized. The New Notes (i) shall constitute Additional Notes for all purposes of the Indenture, as supplemented by the Original Supplemental Indenture, (ii) shall have the

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same terms as the Initial Notes and (iii) shall be substantially in the form of
Exhibits D-1 or D-2 attached as exhibits to the Original Supplemental Indenture.

     (b) Such New Notes may, upon execution of this Additional Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication as provided in Section 2.02 of the Indenture.

     3. CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT. If and to the extent that any provision of this Additional Supplemental Indenture limits, qualifies or conflicts with another provision included in this Additional Supplemental Indenture or in the Indenture or Original Supplemental Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     4. NEW YORK LAW TO GOVERN. THIS ADDITIONAL SUPPLEMENTAL INDENTURE AND THE NEW NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     5. COUNTERPARTS. This Additional Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     6. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

     7. SEVERABILITY OF PROVISIONS. In case any provision of this Additional Supplemental Indenture or in the New Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Additional Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

     9. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Additional Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their successors hereunder, and the Holders of the New Notes, any benefit or any legal or equitable right, remedy or claim under this Additional Supplemental Indenture.

     10. ONE INSTRUMENT. The Indenture, the Original Supplemental Indenture and this Additional Supplemental Indenture shall be read, taken and construed as one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Additional
Supplemental Indenture to be duly executed, all as of the date first above written.

                                      OWENS-BROCKWAY GLASS CONTAINER INC.



                                      By: /s/ James W. Baehren
                                         --------------------------------------
                                         Name: James W. Baehren
                                         Title: Vice President



                                      On behalf of each entity named on the
                                      attached ANNEX A, in the capacity set
                                      forth for such entity on such ANNEX A



                                      By: /s/ James W. Baehren
                                         --------------------------------------
                                         Name: James W. Baehren



                                      U.S. BANK NATIONAL ASSOCIATION, as Trustee



                                      By: /s/ Frank P. Leslie III
                                         --------------------------------------
                                         Name: Frank P. Leslie III
                                         Title: Vice President

                                       3

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                                                                         ANNEX A

                                                     TITLE OF OFFICER EXECUTING ON
NAME OF ENTITY                                          BEHALF OF SUCH ENTITY
--------------                                           ---------------------

ACI America Holdings Inc.                             Vice President and Secretary
Anamed International, Inc.                            Vice President and Secretary
BriGam Medical, Inc.                                  Vice President and Secretary
BriGam Ventures, Inc.                                 Vice President and Secretary
BriGam, Inc.                                          Vice President and Secretary
Brockway Realty Corporation                           Vice President and Secretary
Brockway Research, Inc.                               Vice President and Secretary
Continental PET Technologies, Inc.                    Vice President and Secretary
MARC Industries, Inc.                                 Vice President and Secretary
Martell Medical Products, Incorporated                Vice President and Secretary
NHW Auburn, LLC                                       Vice President and Secretary
                                                      of its sole member
OB Cal South Inc.                                     Vice President and Secretary
OI AID STS Inc.                                       Vice President and Secretary
OI Auburn Inc.                                        Vice President and Secretary
OI Australia Inc.                                     Vice President and Secretary
OI Brazil Closure Inc.                                Vice President and Secretary
OI California Containers Inc.                         Vice President and Secretary
OI Castalia STS Inc.                                  Vice President and Secretary
OI Consol STS Inc.                                    Vice President and Secretary
OI Ecuador STS Inc.                                   Vice President and Secretary
OI Europe & Asia Inc.                                 Vice President and Secretary
OI General Finance Inc.                               Vice President and Secretary

                                   ANNEX A-1

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OI General FTS Inc.                                   Vice President and Secretary
O-I Health Care Holding Corp.                         Vice President and Secretary
O-I Holding Company, Inc.                             Vice President and Secretary
OI Hungary Inc.                                       Vice President and Secretary
OI International Holdings Inc.                        Vice President and Secretary
OI Levis Park STS Inc.                                Vice President and Secretary
OI Medical Holdings Inc.                              Vice President and Secretary
OI Medical Inc.                                       Vice President and Secretary
OI Peru STS Inc.                                      Vice President and Secretary
OI Plastic Products FTS Inc.                          Vice President and Secretary
OI Poland Inc.                                        Vice President and Secretary
OI Puerto Rico STS Inc.                               Vice President and Secretary
OI Regioplast STS Inc.                                Vice President and Secretary
OI Venezuela Plastic Products Inc.                    Vice President and Secretary
OIB Produvisa Inc.                                    Vice President and Secretary
Overseas Finance Company                              Vice President and Secretary
Owens-BriGam Medical Company                          Vice President and Secretary
                                                      of each general partner
Owens-Brockway Glass Container Trading Company        Vice President and Secretary
Owens-Brockway Packaging, Inc.                        Vice President and Secretary
Owens-Brockway Plastic Products Inc.                  Vice President and Secretary
Owens-Illinois Closure Inc.                           Vice President and Secretary
Owens-Illinois General Inc.                           Vice President and Secretary
Owens-Illinois Group, Inc.                            Vice President, Director of
                                                      Finance and Secretary

                                   ANNEX A-2

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Owens-Illinois Prescription Products Inc.             Vice President and Secretary
Owens-Illinois Specialty Products Puerto Rico, Inc.   Vice President and Secretary
Product Design & Engineering, Inc.                    Vice President and Secretary
Seagate, Inc.                                         Vice President and Secretary
Seagate II, Inc.                                      Vice President and Secretary
Seagate III, Inc.                                     Vice President and Secretary
Specialty Packaging Licensing Company                 Vice President and Secretary
Universal Materials, Inc.                             Vice President and Secretary



                                   ANNEX A-3